For  the six months ended  May
31, 1997.
File number: 811-7491

                         SUB-
ITEM 77-0


                         EXHIBITS

         Transactions Effected
Pursuant to Rule 10f-3

I.     Prudential   Distressed
Securities Fund, Inc.

1.   Name of Issuer
            Iron      Mountain
Incorporated

2.   Date of Purchase
       9/26/96

3.     Number   of  Securities
Purchased
       250

4.   Dollar Amount of Purchase
       $25,000

5.   Price Per Unit
       $100

6.   Name(s) of Underwriter(s)
or Dealer(s)
     From whom Purchased
         Donaldson,  Lufkin  &
Jenrette

7.     Other  members  of  the
Underwriting Syndicate
        Bear,  Sterns  &  Co.,
Inc.
        Prudential  Securities
Incorporated